                                                                    EXHIBIT 23.5


                       CONSENT TO BE NAMED AS A DIRECTOR


    I hereby consent to be named as a person who will become a director of Aztec Technology Partners, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.001, of the Company.



                                                        /s/ JONATHAN J. LEDECKY
Dated: March 6, 1998                          -------------------------------------------
                                                          Jonathan J. Ledecky